Exhibit 10.9

English translation for convenience purposes only

Notarial Certificate

Wuhan Zhongxing Notary Public Office of Hubei
Province, the People’s Republic of China

Exhibit 10.9 English translation for convenience purposes only

No: Trust Assembled Kingold Loan 13240435

CHANG’AN INTERNATIONAL TRUST CO., LTD

Chang’an Trust—Loan Assembled Fund Trust Plan of Kingold Jewelry

Trust Loan Contract

November, 2013

CHANG’AN INTERNATIONAL TRUST CO., LTD	Loan Contract

Chang’an Trust—Loan Assembled Fund Trust Plan of Kingold Jewelry

Trust Loan Contract

Trust Loan Contract of Chang’an Trust—Loan Assembled Fund Trust Plan of Kingold Jewelry (hereinafter referred to as “the Contract”) is signed in [Xi’an] on [November 29, 2013] by:

Borrower: Wuhan Kingold Jewelry Co., Ltd. (hereinafter referred to as “Kingold Jewelry” or “Borrower”)

Legal representative: Jia Zhihong

Residence: Te 15, Huangpu Science & Technology Garden, Jiangan District

Lender: Chang’an International Trust Co., Ltd (hereinafter referred to as “Chang’an Trust” or “The Lender”)

Legal representative: Gao Chengcheng

Residence: 23/F, 24/F, High-Tech International Business Center, No. 33, Keji Road, Gaoxin District, Xi’an City

The Borrower and the Lender are hereinafter called as “party” personally and “both parties” jointly.

Whereas:

1. Owing to demand for purchasing 100% of stock rights of Wuhan Huayuan Science & Technology Development Co., Ltd (hereinafter referred to as “Wuhan Huayuan), the Borrower applies for trust loan to The Lender.

2. The Lender agrees to issue trust loan to the Borrower with the trust capital under the Chang’an Trust—Loan Assembled Fund Trust Plan of Kingold Jewelry.

The contract is made in line with the Contract Law and other relevant laws and regulations to specify the rights and obligations of both parties after reaching consensus through consultation.

CHANG’AN INTERNATIONAL TRUST CO., LTD	Loan Contract

Definitions and Interpretation

1. In the Contract, save where the context or text otherwise requires, the following words and expressions shall have the following meanings:

Borrower: refer to Wuhan Kingold Jewelry Co., Ltd. and its legal inheritor.

The Lender: refer to Chang’an Trust and its legal inheritor.

Trust Loan: refer to the loan issued to the Borrower with the trust capital under the Chang’an Trust—Loan Assembled Fund Trust Plan of Kingold Jewelry, including various loans issued one time or many times. Save it otherwise requires, “loan” in the Contract has the same meaning with trust loan.

Repayment: refer to the loan capital payment prescribed in the Contract.

Date of Repayment: refer to the date of loan principal payment under the Contract.

Retention Agreement: refer to “the retention agreement of capital trust between Shanghai Pudong Development Bank and Chang’an International Trust Co., Ltd”, with the number: Trust Assembled Kingold Loan 13240435, signed by The Lender with Wuhan Branch of Shanghai Pudong Development Bank, and any valid modification and supplementation.

Financial Regulatory Agreement: refer to the “Financial Regulatory Agreement” with the number: Trust Assembled Kingold Regulation 13240435, signed by the Lender with the Borrower, Wuhan Branch of Shanghai Pudong Development Bank, and any valid modification and supplementation.

Regulatory Agreement of Pledge of Movables: refer to “Regulatory Agreement of Pledge of Movables”, with the number: Trust Collection Kingold 13240435 Pledge Regulation, signed by Pledgor and Pledgee, China Shipping Logistics (East) Co., Ltd, and any valid modification and supplementation.

Mortgagor: refers to Wuhan Kingold Jewelry Co., Ltd. and its legal inheritor.

Warrantor: refers to Jia Zhihong and his spouse and the legal inheritor of aforementioned warrantor.

Guarantor: refers to the joint name of pleador and warrantor.

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Contract of Pledge: refers to the Contract of Gold Pledge of Chang’an Trust—Loan Assembled Fund Trust Plan of Kingold Jewelry, with the number: Trust Assembled Kingold Pledge 13240435, signed by The Lender and Pledgor, and any valid modification and supplementation.

Contract of Guaranty: refers to “the Contract of Guaranty of Chang’an Trust—Loan Assembled Fund Trust Plan of Kingold Jewelry, with the number: Trust Assembled Kingold Guaranty 13240435, signed by The Lender and Pledgor, and any valid modification and supplementation.

Transaction document: refers to the general term of the Contract, Financial Regulatory Agreement, and Regulatory Agreement of Pledge of Movables, Contract of Pledge and Contract of Guaranty and legal documents which prescribe the obligation or responsibility of the Borrower for performing the agreement.

Trust Contract: refers to the Trust Contract of Chang’an Trust—Loan Assembled Fund Trust Plan of Kingold Jewelry signed by bailee and bailor under the trust scheme, and any valid modification and supplementation.

Specification of Trust Plan: refers to Specification of Trust Plan of Chang’an Trust—Loan Assembled Fund Trust Plan of Kingold Jewelry and any valid modification and supplementation.

Letter of Statement of Subscription Risk: refer to Letter of Statement of Subscription Risk of Trust Plan of Chang’an Trust—Loan Assembled Fund Trust Plan of Kingold Jewelry and any valid modification and supplementation.

Trust Document: refers to the general terms of Trust Contract, Specification of Trust Plan and Letter of Statement of Subscription Risk.

Trust Plan/Trust: refers to Chang’an Trust—Loan Assembled Fund Trust Plan of Kingold Jewelry

Date of Loan: refers to the date of establishment of the trust plan or the starting date of each allocation specified on the certificate of indebtedness of loan when making allocation for several times.

Expiration Date: refers to the date since the date of each loan with 24 months at the expiration, and the date for the confirmation of notification that the Lender announces the advanced expiration of loan.

CHANG’AN INTERNATIONAL TRUST CO., LTD	Loan Contract

Prepayment: the Borrower prepays all or part of loan capitals before the repayment date prescribed in the Contract.

Date of prepayment: refers to the date when the Borrower prepays all or part of loan capitals before the repayment date prescribed in the Contract.

Expiration: means that the expiring date prescribed in the Contract is due or the Lender pronounces that the loan is due in advance.

RMB Loan Account: refers to the bank account appointed by the Borrower, used for accepting the loan issued by The Lender.

Workday: refers to any day except national holiday and public holiday.

CBRC: refers to China Banking Regulatory Commission and its agencies.

Year: refers to every calendar year.

Quarter: refers to the natural quarter of calendar year, namely 1-3 as the first quarter, 4-6 as the second quarter, and 7-9 as the third quarter and 10-12 as the fourth quarter.

Month: refers to every calendar month.

RMB: lawful money of the People’s Republic of China.

Yuan: refers to monetary unit of RMB.

2. Words or abbreviation not defined in the Contract have the same definitions with relevant words or abbreviation in Trust Contract or other trust documents.

3. Titles of terms and attachment in the Contract are set solely used for the convenience of reference and are not deemed to be as the interpretation of the term or attachment.

Article 1 Loan Type

The loan under the Contract is loan of share acquisition.

Article 2 Currency of Loan

The currency of loan under the Contract is RMB.

CHANG’AN INTERNATIONAL TRUST CO., LTD	Loan Contract

Article 3 Purpose of Loan

The Borrower shall use the loan to acquire 100% of share rights of Wuhan Huayuan. The Borrower is not allowed to change the purpose of loan without the written permission of The Lender, including but not limited to, that the Borrower is not allowed to use the loan for investment of stock, futures, financial derivative instrument, etc. or projects prohibited by any law, regulation, regulatory provision and national policy or projects without approval granted and prohibit the project and purpose of loan investment.

Article 4 Amount of Loan

The amount of loan under the Contract is Two Hundred Million Yuan (Capital), RMB 200, 000, 000.00 Yuan (small). The specific amount of loan shall follow the amount specified on “the certificate of indebtedness of loan”. In case trust plan is issued or the allocation is made partially, the amount of loan under the Contract shall follow the total amount of loan specified on “the certificate of indebtedness of loan”.

Article 5 Life of Loan

5.1 The life of loan under the Contract is 24 months, calculated since the date of loan. 12 months after the expiration of loan, with the written permission of The Lender, the Borrower can apply for prepayment.

5.2 Based on conditions prescribed in the Contract, in case that the Borrower pronounces that the loan is due in advance, the date of confirmation of notification which pronounces that the loan is due in advance is the expiring date of life of loan.

5.3 Where there any inconsistency between the starting dates of life of loan under the Contract with “the certificate of indebtedness of loan”, the latter shall prevail.

CHANG’AN INTERNATIONAL TRUST CO., LTD	Loan Contract

Article 6 Interest Rate and Interest of Loan

6.1 The annual interest rate of loan under the Contract is 13.5%, daily interest rate = annual interest rate ÷360.

6.2 The interest on loan under the Contract is paid for two parts.

6.2.1 The first part of interest on loan is paid to The Lender within 5 workdays since 12 months after the expiring date of each loan and current loan. Amount of interest on loan paid each time = amount of current loan X 1.1% X 365 days/360 days.

6.2.2 The second part of interest on loan is calculated by day, settled by quarter, paid off all interest payable. Since the date of loan, the 20th of the last month of every natural quarter is d expiry date for interest. The Borrower shall pay The Lender the interest on loan payable in current quarter within 1 workday after the day of interest settlement. Interest of current quarter = amount of current loan X 12.4% X actual days of current quarter ÷360.

The last expiry date for interest is the expiring date of loan. In case the Borrower repays part or all capitals of loan in advance, date of prepayment is the expiry date for interest. On the last expiry date for interest, pay all the remaining interest payable.

In case the loan is due in advance, the interest received by The Lender shall not be refunded.

6.3 During the life of loan, in case People’s Bank of China adjusts the benchmark interest rate of loan for the corresponding period, it shall execute by [1] as follows.

(1) Continue to execute interest rate prescribed in the Contract.

(2) Adjust the scope based on the benchmark interest rate of loan of People’s Bank of China for the corresponding period and adjust the interest rate prescribed in the Contract with the same scope.

(3) In case People’s Bank of China improves the benchmark interest rate of loan for the corresponding period, improve the interest rate prescribed in the Contract with the same scope. In case People’s Bank of China lowers the benchmark interest rate of loan for the corresponding period, the interest rate prescribed in the Contract remains unchanged.

6.4 In case the loan under the Contract is issued partially, the interest of each loan shall be charged in the abovementioned manner.

CHANG’AN INTERNATIONAL TRUST CO., LTD	Loan Contract

Article 7 Issue of Loan

7.1 Unless The Lender gives up all or part of conditions, only after satisfying the following prerequisites for issuing a loan, The Lender is in duty bound to issue a loan to the Borrower.

(1) The Contract has been signed.

(2) The Borrower has submitted the completed “Certificate of Indebtedness of Loan” according to the requirement of The Lender.

(3) Trust plan has been established.

(4) Contract of Guaranty has been signed and taken affect.

(5) Contract of Pledge has been signed and taken affect.

(6) Notarial acts for compulsory execution of the Contract and the abovementioned contracts have been transacted.

(7) Regulatory Agreement of Pledge of Movables has been signed and taken effect.

(8) Retention Agreement has been signed and taken effect.

(9) Financial Regulatory Agreement has been signed and taken effect.

(10) The Borrower has not violated any agreement of the Contract.

7.2 Arrangement for Issue of Loan

After satisfying the conditions for issuing a loan prescribed in the Contract, The Lender should transfer the capital of loan into the following RMB loan account opened by the Borrower:

Account name: Wuhan Kingold Jewelry Co., Ltd

Account number: 70160155200004126

Opening Bank: Wuhan Branch of Pudong Development Bank

7.3 Once the loan under the Contract is transferred from the account of The Lender, it is deemed to that The Lender has fulfilled the obligation of issuing the loan.

CHANG’AN INTERNATIONAL TRUST CO., LTD	Loan Contract

Article 8 Repayment of Principal with Interest

8.1 Principle of Repayment of Principal with Interest

8.1 As for the loan under the Contract, the Borrower shall repay following the principle of repaying interest first and then principal.

8.2 Payment of Interest

The Borrower shall pay the interest according to the agreement of Article 6 in the Contract.

8.3 Repayment of Principal

The Borrower shall repay the principal of loan on the due date of loan.

8.4 The Borrower shall transfer the payment payable to the following account appointed by The Lender on the interest payment date and repayment date:

Account name: Chang’an International Trust Co., Ltd

Account number: 70160153820001271

Opening bank: Wuhan Branch of Pudong Development Bank

8.5 The Lender is entitled to firstly use the payment of the Borrower to pay off all expenses which should be undertaken by the Borrower but are paid by The Lender for the Borrower prescribed in the Contract and expenses for The Lender achieving creditor’s right. The payment of the Borrower is insufficient to pay off the payable amount of The Lender (including but not limited to loan principal, interest, liquidated damages, compensation for damage, expense for achieving the creditor’s right and other expenses payable) under the Contract. The Lender is entitled to decide which payment is preferentially applied to the sequence of refunding principal, interest and other expenses.

8.6 According to conditions agreed in the Contract, in case The Lender pronounces that the loan is due in advance, the Borrower shall repay all payable but unpaid principal, interest and expenses on the date when the notification about acceleration of maturity is established.

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Article 9 Measures of Guarantee and Credit Promotion

9.1 All debts under the Contract, including but not limited to all principals, interest (including compound interest and default interest), liquidated damages, compensation and other payment that the Borrower shall pay to The Lender are guaranteed by guarantor in the following manners.

(1) In accordance with Contract of Pledge, Pledgor provides pledge guarantee with his [inventory of 1000 kilograms of Au9995 gold].

(2) According to stipulations in Contract of Guaranty, Guarantor provides guarantee warranty with joint liability.

9.2 Collection of Cash Deposit

The Borrower shall collect the cash deposit of each trust loan to the regulatory account based on the following requirements before the expiration of the term of each trust loan.

The buy-back cash deposit of each trust loan shall be collected in the following manners.

(1) Within 5 workdays since 21 months after the expiration of the term of current trust loan, the Borrower shall make sure that the balance of cash deposit of special trust account is not less than 10% of scale of current trust loan.

(2) Within 5 workdays since 22 months after the expiration of the term of current trust loan, the Borrower shall make sure that the balance of cash deposit of special trust account is not less than 20% of scale of current trust loan.

(3) Within 5 workdays since 23 months after the expiration of the term of current trust loan, the Borrower shall make sure that the balance of cash deposit of special trust account is not less than 30% of scale of current trust loan.

The cash deposit of special trust account is specially used for repaying the principal and interest of loan under the Contract. In case the Borrower fails to collect cash deposit to special trust account in line with the foregoing stipulation, the Borrower shall pay Chang’an Trust liquidated damage by 0.0005 of uncollected payment each day.

CHANG’AN INTERNATIONAL TRUST CO., LTD	Loan Contract

Cash deposit collected to regulatory account is not deemed as that the Borrower prepays the principal and interest of loan under the Contract. The Borrower shall repay principal and interest of loan in accordance with the stipulations of Article 6 and Article 8 and the Borrower has been aware without objection.

Article 10 Rights and Obligations of Borrower

10.1 Rights of Borrower

(1) Entitled to require The Lender to issue loan according to stipulations of the Contract;

(2) Entitled to use the loan for the purpose agreed in the Contract;

(3) Entitled to require The Lender to keep the relevant financial information and commercial secrets about production and management in confidentiality, save where laws and regulations otherwise require.

10.2 Obligations of Borrower

(1) During the term of loan, it must provide balance sheet, profit and loss statement, cash flow statement and other required relevant data to The Lender, including but not limited to [e.g. information about the project schedule, etc.] within 15 days in the end of each month and take responsibility of the authenticity, completeness and validity of the foregoing provided documents and data.

(2) Use the loan for the purpose agreed in the Contract and cannot forcibly occupy and misappropriate it.

(3) Actively cooperate and consciously accept the investigation and supervision of The Lender on its production and management, financial activity and loan utilization under the Contract.

(4) Pay off principal and interest of loan on schedule in accordance with stipulations of the Contract.

(5) The Borrower and its investor are not allowed to secretly withdraw funds or transfer assets or evade debts to The Lender by connected transaction.

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(6) In case the Borrower makes new investment and financing, or provides warranty for others’ debt before paying off principal and interest of loan, the Borrower shall notice the Lender in written form and secure the written consent of the Lender.

(7) During the period of validity of the Contract, in case that the Borrower and Guarantor alter name, address and legal representative, they should notice the Lender in writing within five days since the date of alteration. Otherwise, relevant documents sent by the Lender based on the original name, address and legal representative are deemed as delivered.

(8) In case the Guarantor under the Contract suffers production halts, discontinuation of business, cancellation of registration, cancellation of business license, bankruptcy, revocation and operating losses and partly or all loses the guarantee ability corresponding to the loan or the value of mortgage and pledge as the guarantee of loan under the Contract reduces, damaged or lost or the guarantee is not established validly, or the Guarantor is unauthorized to cancel the registration of pledge and transfer the pledge and takes other acts of disposition which impact the performance of right of pledge, the Borrower shall promptly provide the Lender other recognized guarantee. In case the Borrower fails to keep the commitment according to requirement of the Lender, the Lender is entitled to proclaim that the loan is due in advance and the Borrower shall prepay all principal and interest of the loan based on requirements of the Lender and provide indemnity to the Lender for the caused loss.

(9) During the duration of contract, in case the Borrower or its related party, dominant stockholder and guarantor has consolidation, separation, alternation of stock rights, increase and decrease of capital, joint stock, consortium, production halts, discontinuation of business, cancellation of registration, cancellation of business license, revocation and forced application for bankruptcy, foreclosure and litigation, arbitration, great dispute, serious difficulty in production and management, deterioration of financial condition, involvement in illegal fund-raising, and the legal representative or person chiefly in charge and actual controller takes illegal actions, the change of marital status, administrative penalty or criminal punishment, unfavorable change of financial condition, litigation, arbitration and great dispute and the Lender considers what may bring adverse influence on the obligation of the Borrower of repayment under the Contract, the Lender is entitled to request the Borrower to implement the settlement of debt, guarantee or other remedial measures under the Contract and the Borrower shall prepay all principal and interest of the loan based on requirements of the Lender and provide indemnity to the Lender for the caused loss. In case of the said circumstances, the Borrower shall notice the Lender in writing within two days since the date of occurrence. Otherwise, the Lender is entitled to ask the Borrower to hold responsible for breach of contract.

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(10) The Borrower shall bear expenses of evaluation, registration, notarization and lawyer service related to guarantee under the Contract.

(11) According to agreement of Financial Regulatory Agreement, the Borrower shall receive the supervision of the Lender and supervision bank.

Article 11 Rights and Obligations of the Lender

11. 1 Rights of the Lender

(1) The Lender is entitled to request the Borrower to repay the principal, interest and expenses of the loan on schedule, exercise other rights agreed in the Contract and perform other obligations under the Contract.

(2) Collect loan principal, interest, overdue interest, default interest, compound interest, liquidated damages and other payable expenses in accordance with law or provisions of the Contract.

(3) The Lender is entitled to understand the production and management, financial activity, construction of project for the loan and its operation of the Borrower and request the Borrower to provide relevant information.

(4) The Lender is entitled to investigate and supervise the usage of loan.

11.2 Obligations of the Lender

(1) Issue the loan on schedule based on the Contract, save the delay due to reason of the Borrower or other reasons not concerned about the Lender.

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(2) Keep the financial information provided by the Borrower and the commercial secret about production and management in confidentiality, save the laws and regulations otherwise requires.

Article 12 Management after Loan

12.1 Within period of loan, the Borrower has the obligation to coordinate with the Lender to make investigation on the usage of loan capital under the Contract, including but not limited to that the Borrower shall provide the Lender relevant contract, agreement, payment document and certificate of ownership.

12.2 The Lender is entitled to investigate the performance, credit standing and business condition of the Borrower. The Borrower has the obligation to submit relevant data based on requirements of the Lender.

12.3 The Lender is entitled to entrust other financing institution to make management after loan and the Borrower shall make cooperation.

Article 13 Items of Notarization

13.1 The Lender and the Borrower shall transact notarization of document of obligation which endows the Contract with compulsory execution effect after signature. The Borrower shall bear the expense arising from notarization.

13.2 The Lender and the Borrower hereby confirm that the debtor-creditor relationship in the Contract is definite, without doubts on all agreed rights and obligations for both parties. In case the Borrower fails to fulfill or inappropriately fulfills any obligation agreed in the Contract, the Borrower is willing to receive compulsory execution, without any judicial proceeding. The Lender can directly apply for compulsory execution to people’s court with right of jurisdiction in line with provisions of Civil Procedure. Meanwhile, the Borrowers waives right of defense.

13.3 The agreement on notarization of compulsory execution in the Article is prior to execution of Article, “dispute resolution” in the Contract.

Article 14 Statement and Guarantee

14.1 Statement and guarantee of the Borrower are as follows:

(1) The Borrower is a legally registered and validly existing business entity and is entitled to dispose property under its management, operate the business related to purpose of loan under the Contract and sign and fulfill the Contract.

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(2) The signing of the Borrower on the Contract has achieved the approval or authorization of board of shareholders of Company or other competent authorities and external competent authorities (if necessary); all responsibilities caused by the Borrower for having no right to sign the Contract shall be undertaken by the Borrower, including but not limited to proving compensation for loss to the Lender in full amount.

(3) There is no conflict for the signing and fulfillment of the Borrower for the Contract with provisions (such as articles of association) which are binding for the Borrower and assets and other agreement (including but not limited to investment and financing abroad, warranty provided to others and/or itself).

(4) All documents and information, including but not limited to transaction contract, agreement, relevantly financial statement, contract under the performance, signed with other financing institutions and contract providing warranty to others and/or itself shall be true, correct, legal, valid and complete.

(5) When signing the Contract, no litigation, arbitration or criminal and administrative punishment which causes seriously adverse consequences on the Borrower or main property of the Borrower take place and such litigation, arbitration or criminal and administrative punishment will not take place during the execution of the Contract. If happens, the Borrower shall immediately notice the Lender based on provision of the Contract.

(6) The Borrower possesses sustainable operation ability and legal source of repayment.

(7) In case the Borrower is in default on principal and interest of the loan or any other default, the Lender is entitled to notice related department or unit and make collection by announcement via news media.

(8) The Borrower shall operate legally, with sound credit standing, without poor credit record such as credit default and evasion and rejection of bank debts.

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(9) The Borrower shall make other statements and commitments.

14. 2 Statement and guarantee of the Lender are as follows:

(1) The Lender is a legal trust company approved by China Banking Regulatory Commission and approved business contains the fiduciary activities including events involved in the Contract. The Lender has full capacity for civil conduct as the non-bank financial institution in China.

(2) The Lender issues trust loan to the Borrower with the trust capital under the trust plan and Chang’an Trust has legal right of disposition of trust property.

Article 15 Responsibility of Default

15.1 Any party shall take the responsibility of default by law if not performing or incompletely performing the obligations agreed in the Contract.

15.2 In case the Borrower fails to pay interests under the Contract on schedule with full amount, the Lender is entitled to ask the Borrower to pay off in deadline and charge the Borrower for overdue interest by the interest rate 50% above the loan interest rate under the Contract as well as charge liquidated damages in the following way: amount of overdue interest *[0. 08] %/day*actual overdue days.

15.3 In case the Borrower fails to pay the principal under the Contract on schedule with full amount, the Lender is entitled to ask the Borrower to pay off in deadline and charge the Borrower for overdue interest by the interest rate 50% above the loan interest rate under the Contract as well as charge liquidated damages in the following way: amount of overdue interest *[0. 08] %/day*actual overdue days.

15.4 In case the Borrower fails to use the loan for the purpose agreed in the Contract, the Lender is entitled to pronounce the acceleration of maturity of loan and withdraw all loans in advance as well as request the Borrower to pay the liquidated damage by 100% of appropriated funds.

15.5 In case of the following behaviors, the Borrower shall amend and take remedial measures satisfied to the Lender within 5 days after receiving the notice of the Lender. Otherwise, the Lender is entitled to pronounce the acceleration of maturity of loan, stop issuing the funds which have not been withdrew by the Borrower and withdraw all loans in advance. The Borrower shall pay all payable but unpaid principal, interest and expenses under the Contract by the date determined in notice of the acceleration of maturity.

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(1) Provide the Lender with false or subreptitious balance sheet, profit and loss statement and other financial information, contract and agreement related to the transaction, etc.

(2) Violate provisions of (8), (9) of Section 2 of Article 10 in the Contract;

(3)In case of the following situations that the Lender holds it may endanger the safety of creditor’s right under the Contract: the Borrower fails to fulfill other matured debts (including the matured debts to the Lender or the third party), assign property with low price and without reward, abate debts of the third party, negligent in exercising creditor’s rights or other rights or proving warranty for the third party;

(4) The important part of or all properties are occupied by other creditor or taken over by the assigned consignee, recipient or similar personnel or the properties are distrained or frozen, which may cause loss to the Lender;

(5) In case of alteration on matters of industrial and commercial registration such as corporate shareholder, residence, contact address, business scope and legal representative or significant investment abroad that may affect or threaten the achievement of creditor’s right of the Lender;

(6) Involved in significant economic dispute or deterioration of financial conditions which may affect or threaten the achievement of creditor’s right of the Lender;

(7) Warranty has not been established validly or cancelled arbitrarily, or the value of guarantees and pledge used for warranty has been or may be reduced, or warrantor may lose qualification or ability of warranty.

(8) During the life of loan set forth in the Contract, the Borrower defaults to any creditor;

(9) Any precondition for issuing a loan agreed in the Contract has not been satisfied continuously.

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(10) Any behavior or situation which may threaten the achievement of creditor’s right of the Lender or cause loss.

15.6 In case the Borrower, guarantor or the opposite side of transaction document violates the agreement of transaction document, the Lender is entitled to pronounce the acceleration of maturity of the loan, stop issuing the funds which have not been withdrew by the Borrower and withdraw all loans in advance. The Borrower shall pay all payable but unpaid principal, interest and expenses under the Contract by the date determined in notice of the acceleration of maturity.

15.7 In case two and above matters of default take place simultaneously, the foregoing funds can be applied repeatedly.

Article 16 Validation, Alteration and Termination of Contract

16.1 The Contract shall take effect since the date when the legal representatives or authorized representatives of both the Lender and the Borrower sign or seal and stamp the official seal of unit or special seal for contract and terminate since the date when all loan principal, interest, compound interest, default interest, liquidated damages and all payable expenses are paid off.

16.2 The Lender can transfer all or part of creditor’s right of loan under the Contract to the third party after the validation of the Contract. But the Borrower is not allowed to transfer its rights and obligations under the Contract to the third party without permission of the Lender.

16.3 In case the trust plan is invalid, the Contract is terminated automatically. Parties shall not take the responsibility of default, save the invalid trust plan caused by the Borrower.

Article 17 Ways of Dispute Resolution

17.1 Both parties shall solve disputes arising from the process of contract performance by friendly negotiation. In case no settlement can be reached through negotiation, the parties can prosecute to people’s court with right of jurisdiction in the domicile of the Lender or apply for compulsory execution to people’s court with right of jurisdiction.

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17.2 During negotiation and litigation and the Borrower is applied to execute, for other terms without disputes under the Contract, the Lender and the Borrower shall still execute.

17.3 Any dispute arising from the signing and performance of the Contract and interpretation of terms under the Contract are subject to laws and regulations of People’s Republic of China (for the purpose of the Contract, not including laws and regulations of Hong Kong, Macao Special Administrative Region and Taiwan) and interpreted by these.

Article 18 Notification and Delivery

18.1 All notifications of both parties are in written form and can be delivered by personal service, registered letter service and express mail service. The fax can be auxiliary mode of service but shall be made supplementary service in the foregoing stipulated manner.

18.2 Save the Contract otherwise requires, notification is deemed to be delivered to notified party on the following date.

(1) Personal service: date stated in the signature form of notified party received by notifying party.

(2) Registered letter service: the seventh day after the date when sending the receipt of registered letter at home possessed by notifying party

(3) Express mail service: the third day after postmark date after sending the delivery certificate possessed by notifying party

(4) Fax: the first workday after receiving the confirmation of successful delivery

18.3 Both parties agree that their contact and communication method follow the following relevant information:

Contact information of the Borrower is as follows:

Contract person: Jia Zhihong

Contract address: Te 15, Huangpu Science & Technology Garden, Wuhan City

Postal code: 430023

Telephone: 027-65660703

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Fax: 027-65660703

Contract information of the Lender is as follows:

Contact person: Su Juxiong

Contact address: 23/F, 24/F, 35/F, 36/F, High-Tech International Business Center, No. 33, Keji Road, Gaoxin District, Xi’an City

Postal code: 710075

Telephone: 18164039168

Fax:

18.4 During the life of loan, in case the contact address or contact information of one party changes, it shall notice the other party within seven workdays since the date of change in writing. If failing to immediately notice the other party in case of any change, the notification sent by one party to the other is deemed to be delivered.

Article Confidentiality

19.1 Both parties take the confidentiality obligation for the Contract and events related to the Contract. One party is not allowed to disclose any event related to the Contract to the third party without the written permission of the other party, save the following situations.

(1) The Lender fulfills the obligation of information disclosure stipulated by laws and regulations or trust document and discloses to trustor and beneficiary.

(2) Disclose to staff such as auditor and lawyer entrusted in business, with the premise that the staff must take confidentiality obligation for information related to the Contract perceived from their work;

(3) Such information and document may be obtained through public approach or the disclosure of such information is the requirement of laws and regulations;

(4) Disclosure related to the Contract made to court or based on requirement of disclosure procedure or similar procedure before litigation or adopted legal procedure;

(5) Disclosure made by the Lender to the financial regulatory institution in accordance with the requirements of financial regulatory institution.

19.2 In any case, the confidentiality obligation stipulated in this section shall be permanently and continuously valid.

CHANG’AN INTERNATIONAL TRUST CO., LTD	Loan Contract

Article 20 Force Majeure

20.1 Force majeure in the Contract refers to any unforeseeable, unavoidable and insuperable objective circumstances, including but not limited to flood, earthquake and other natural disasters, war, epidemic situation, disturbance, strike and act of government, etc.

20.2 In case one party of the Contract fails to completely or partly fulfill the Contract due to force majeure, it shall notice the other party in writing within 5 days since the occurrence of force majeure and provide the detailed information of events and documentary evidence that relevant competent authority and functional department prove that the Contract cannot be fulfilled completely or partly within 15 days.

20.3 Any party shall not take responsibility of default in case it fails to completely or partly fulfill the Contract due to force majeure but it shall take all necessary and appropriate actions to minimize the losses caused to the other party.

20.4 In case of force majeure, both parties shall make negotiation and determine to alter or terminate the Contract based on the influence of force majeure on the fulfillment of the Contract.

Article 21 Term of Reservation of Right

Rights of the Lender under the Contract do not impact and exclude any right shared by laws and regulations and other contract. Any tolerance, moratorium, privilege implemented on any default or delay or delay in exercising any right under the Contract shall not deemed to be waive of rights and interest under the Contract or permission or approval for any breach of contract, not limiting, preventing and hindering the continuous exercise of the right or any other right, or leading the Lender to take the obligation and responsibility for the Borrower.

Article 22 Supplementary Provisions

22.1 For unaccomplished matters in the Contract, both parties shall reach a written agreement separately as the attachment of the Contract. Any attachment, modification or supplementation of the Contract is indivisible component of the Contract, with the equal legal effect with the Contract.

CHANG’AN INTERNATIONAL TRUST CO., LTD	Loan Contract

22.2 In case any term of the Contract is invalid for any reason, the invalid term does not impact the effect of other terms of the Contract and both parties shall continue to fulfill other terms, save the invalid term makes the purpose of the Contract unrealizable or causes practical influence on fulfillment of other terms.

22.3 As for the date when the Lender issues or receives funds under the Contract, in case of public holiday or legal holiday, postpone to next workday.

22.4 The Contract is made in duplicate, with each for both parties. Submit one copy to Notarization Department of Wuhan City for filing. It is stored by Chang’an Trust and each has equal legal effect.

22.5 The irrevocable Certificate of Indebtedness of Loan submitted by the Borrower to the Lender is the loan certificate of the Contract, with equal legal force with the Contract.

The Borrower has read all terms of the Contract. At the request of the Borrower, the Lender has made corresponding stipulation about the Contract. The Borrower has completely understood the meaning of contract terms and corresponding legal consequence. The Borrower is entitled to sign the Contract.

(There is no body in the following)

CHANG’AN INTERNATIONAL TRUST CO., LTD	Loan Contract

[This page is the signature page of the Trust Contract of Chang’an Trust—Assembled Funds Trust Plan of Kingold Jewelry Loan, with the number: trust assembled Kingold loan 13240435, no body.]

The Borrower: Wuhan Kingold Jewelry Co., Ltd. (official seal or special seal for contract)

Legal representative or authorized representative (sign or seal)

The Lender: Chang’an International Trust Co., Ltd (official seal or special seal for contract)

Legal representative or authorized representative (sign or seal)

Date of signature: November 29, 2013

Address of signature: No. 33, Keji Road, Xi’an City

Notarization Certificate

(2013) Hubei Zhongxing Internal Notary Word No. 18995

Applicant:

Borrower: Wuhan Kingold Jewelry Co., Ltd, with License of the Business Corporation, registration number: 420100000023089, residence: Te 15, Huangpu Science & Technology Garden, Jiangan District.

Legal representative: Jia Zhihong, man, ID number: 420102196111133118.

Lender: Chang’an International Trust Co., Ltd, with License of the Business Corporation, registration number: 610100100044764; residence: 23/F, 24/F, High-Tech International Business Center, No. 33, Keji Road, Gaoxin District, Xi’an City.

Entrusted agent: Su Juxiong, man, ID number: 352202198908200574.

Event of notarization: Trust Loan Contract of Chang’an Trust—Assembled Funds Trust Plan of Kingold Jewelry Loan

The Borrower and the Lender apply to our office for transaction of the notarization of foregoing Trust Loan Contract on December 3, 2013.

Upon investigation, the Borrower and the Lender sign the foregoing Trust Loan Contract after negotiation. When concluding the contract, the Borrower and the Lender have capacity for civil rights and capacity for civil conduct. The declaration of intention of both parties for signing Trust Loan Contract is true and contents of contract are specific and definite.

According to the above-mentioned fact, hereby certify that Jia Zhihong, legal representative of Wuhan Kingold Jewelry Co., Ltd and Gao Chengcheng, legal representative of Chang’an International Trust Co., Ltd sign the foregoing Trust Loan Contract on November 29, 2013 and the signing behavior of both parties conforms to the provision of Article 55 of General Principles of the Civil Law of the People’s Republic of China and contents of the contract conform to provisions of Contract Law of People’s Republic of China and the seal impression of both parties on the contract are verified.

According to provisions of Civil Procedure Law of the People’s Republic of China, Notarization Law of the People’s Republic of China and Rules of Notarization Procedure, the notarization has compulsory execution effect.

Zhongxing Notary Office, Wuhan City, Hubei Province, PRC

Notary

December 3, 2013